SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

CAGLE’S, INC.

(Exact name of registrant as specified in its charter)

Georgia……………….……………1-7138…………..…..……… 58-0625713

(State or other jurisdiction of incorporation)……...(Commission File Number) ..........(I.R.S. Employer Identification No.)

2000 Hills Avenue, N.W., Atlanta, Ga.…….…………30318

(Address of principal executive offices)……………….………(Zip Code)

(404) 355-2820

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
                     OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 3, 2008, Cagle’s, Inc. and its wholly owned subsidiary Cagle Farms, Inc. (the "Company")
signed Amendment Number 1 to the Third Amended and Restated Revolving Line of Credit and Security
Agreement (the “Agreement”), documenting a change to the Agreement with AgSouth Farm Credit, ACA, an agricultural credit association ("the Association"), effective as of September 27, 2008.

There is one change to the existing Agreement between the parties:

1.      The covenant concerning the Borrowers’ Minimum Tangible Net Worth is temporarily being reduced from $40,000,000.00 to $30,000,000.00.

The Borrowers are re-confirming, effective as of the Effective Date of Amendment Number 1 to the
Agreement, all of the representations, warranties, and covenants originally made by the Borrowers in the
Agreement

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.